Exhibit 21

Subsidiaries as of March 29, 2012

City Zone Holdings Limited, a British Virgin Islands company.

Most Smart International Limited, a Hong Kong company.

Redsun Technology Company Limited, a wholly-foreign owned enterprise (“WOFE”), incorporated in the People’s Republic of China.

Shenzhen JiRuHai Technology Co. Limited, incorporated in the People’s Republic of China.

Detian Yu Biotechnology Co. Limited, incorporated in the People’s Republic of China.

Jinzhong Deyu Agriculture Trading Co. Limited, incorporated in the People’s Republic of China.

Jinzhong Yongcheng Agriculture Trading Co. Limited, incorporated in the People’s Republic of China.

Jinzhong Yuliang Agriculture Trading Co. Limited, incorporated in the People’s Republic of China.

Tianjin Guandu Food Co. Limited, incorporated in the People’s Republic of China.

Hebei Yugu Grain Co. Limited, incorporated in the People’s Republic of China.

Shanxi Taizihu Food Co. Limited, incorporated in the People’s Republic of China.

Shanxi HuiChun Bean Products Co. Limited, incorporated in the People’s Republic of China.